News Release

Contacts:	Randy Belote (Media)
randy.belote@ngc.com
(703) 875-8525

Paul Gregory (Investors)
paul.gregory@ngc.com
(310) 201-1634
Northrop Grumman Board Approves Spin-off of Huntington Ingalls Industries, Inc.
Sets distribution ratio, record date and distribution date
     LOS ANGELES — March 15, 2011 — Northrop Grumman Corporation (NYSE: NOC) today announced that its board of directors has approved the spin-off of its wholly owned subsidiary, Huntington Ingalls Industries, Inc. (HII), to Northrop Grumman stockholders, subject to final U.S. Securities and Exchange Commission (SEC) clearance, and set the distribution ratio, record date and distribution date for the spin-off. Investors can view more information about the spin-off on the investor relations page of the Northrop Grumman website at www.northropgrumman.com.
     “We have determined that a spin-off of our shipbuilding business will best serve our shareholders, customers and employees. The separation will enable HII and Northrop Grumman to focus more intently on their respective customers,” said Wes Bush, chief executive officer and president.
     The Northrop Grumman board of directors approved a pro rata dividend of HII common stock owned by Northrop Grumman on March 31, 2011, (the “distribution date”) to Northrop Grumman stockholders of record as of the close of business of the New York Stock Exchange (NYSE) on March 30, 2011, (the “record date”). On the distribution date, Northrop Grumman stockholders of record will receive one share of HII for every six shares of Northrop Grumman common stock they hold. No fractional shares of HII common stock will be distributed. Fractional shares of HII common stock will be aggregated and sold in the open market, and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to Northrop Grumman stockholders of record who would otherwise be entitled to receive a fractional share of HII common stock.
     The distribution of HII shares will be made in book entry form and no action or payment by Northrop Grumman stockholders is required to receive HII shares. No physical share certificates of HII will be issued. An information statement containing details of the spin-off and important information about HII will be mailed to Northrop Grumman stockholders prior to the distribution date.

Northrop Grumman Board Approves Spin-off of Huntington Ingalls Industries, Inc.
     The HII spin-off has been structured to qualify as a tax-free distribution to Northrop Grumman stockholders for U.S. Federal tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Northrop Grumman stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the HII spin-off.
     Northrop Grumman shares will continue to trade “regular way” on the NYSE under the symbol NOC through and after the March 31, 2011, distribution date. Any holders of shares of Northrop Grumman common stock who sell Northrop Grumman shares regular way on or before March 30, 2011, will also be selling their right to receive shares of HII common stock. Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Northrop Grumman common stock on or before the distribution date.
     HII common stock is expected to begin “when issued” trading on the NYSE under the symbol “HII WI” beginning on March 22, 2011. On March 31, 2011, the distribution date, “when issued” HII WI trading will end and “regular-way” trading under the symbol HII will begin. The CUSIP number for HII common stock will be 446413 106 when “regular way” trading begins.
     Before the spin-off, Northrop Grumman and HII will enter into a Separation and Distribution Agreement and various other agreements related to the spin-off. The distribution of HII common stock is subject to the satisfaction or waiver of certain conditions including but not limited to the Registration Statement on Form 10 for HII common stock being cleared by the SEC and HII common stock being accepted for listing on the NYSE. HII common stock has been accepted for listing on the NYSE. Northrop Grumman and HII expect that all other conditions to the spin-off will be satisfied on or before the distribution date.
     Northrop Grumman is a leading global security company whose 120,000 employees provide innovative systems, products and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.
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Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to factors such as: timing and execution of the spin-off as described in this release; timing and execution of consolidation of our Gulf Coast facilities; the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, changes in import and export policies, and changes in customer short-range and long-range plans); and other risk factors disclosed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media

Northrop Grumman Board Approves Spin-off of Huntington Ingalls Industries, Inc.
such risks or uncertainties could cause our results to differ materially from those expressed in forward-looking statements.
You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update any forward-looking statements after we distribute this release.
0311-115
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media